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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  June 8, 1998



                        SODEXHO MARRIOTT SERVICES, INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                           (State of incorporation)


      1-12188                                          52-0936594
(Commission File No.)                    (I.R.S. Employer Identification Number)



              10400 Fernwood Road, Bethesda, Maryland    20817
             (Address of principal executive offices)  (Zip Code)



      Registrant's telephone number, including area code:  (301) 380-3100



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ITEM 5.   OTHER EVENTS

     On June 8, 1998, Sodexho Marriott Services, Inc. (the "Company") granted options to purchase approximately 1.8 million shares of common stock of the Company, par value $1.00 per share (the "Common Stock"), to approximately 520 eligible employees, of which options to purchase 357,000 shares were granted to 11 of the Company's executive officers and directors. All grants were made pursuant to the terms of the Sodexho Marriott Services, Inc. 1998 Comprehensive Stock Incentive Plan (the "1998 Plan").

     In accordance with the terms of the 1998 Plan, the exercise price of the options is $28.78125 per share, which is equal to the fair market value per share of the Common Stock on the date of grant. All options vest in four equal installments beginning on November 11, 1999 and expire ten years from the date of grant. For a copy of the 1998 Plan, see Exhibit 4(b) to Amendment No. 2 to Form S-8 of the Company, filed with the Securities and Exchange Commission on April 15, 1998.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SODEXHO MARRIOTT SERVICES, INC.


Date    June 9, 1998                   By:   /s/ Robert A. Stern
     ------------------                   -----------------------------------
                                          Robert A. Stern
                                          Senior Vice President and
                                            General Counsel